Exhibit 99.1
Joint Filer Information

Name of Joint Filer:	American Securities Partners III, L.P.

Address of Joint Filer:	c/o American Securities LLC
299 Park Ave, 34th Floor
New York, NY 10171

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Potbelly Corporation [PBPB]

Date of Event Requiring Statement:
(Month/Day/Year):	10/3/2013

Designated Filer:	ASP PBSW, LLC

Joint Filer Information

Name of Joint Filer:	American Securities Partners III(B), L.P.

Address of Joint Filer:	c/o American Securities LLC
299 Park Ave, 34th Floor
New York, NY 10171

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Potbelly Corporation [PBPB]

Date of Event Requiring Statement:
(Month/Day/Year):	10/3/2013

Designated Filer:	ASP PBSW, LLC

Joint Filer Information

Name of Joint Filer:	American Securities Associates III, LLC

Address of Joint Filer:	c/o American Securities LLC
299 Park Ave, 34th Floor
New York, NY 10171

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Potbelly Corporation [PBPB]

Date of Event Requiring Statement:
(Month/Day/Year):	10/3/2013

Designated Filer:	ASP PBSW, LLC

Joint Filer Information

Name of Joint Filer:	American Securities LLC

Address of Joint Filer:	299 Park Ave, 34th Floor
New York, NY 10171

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Potbelly Corporation [PBPB]

Date of Event Requiring Statement:
(Month/Day/Year):	10/3/2013

Designated Filer:	ASP PBSW, LLC